UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 16, 2010
Smith Micro Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-26536	33-0029027

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 362-5800
None

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     On September 16, 2010, William W. Smith, Jr., the President and Chief Executive Officer of Smith Micro Software, Inc. (the “Company”), entered into a pre-arranged stock trading plan to sell a maximum of 200,000 shares of Company common stock on behalf of The William W. Smith, Jr. Revocable Trust, a trust for which Mr. Smith serves as trustee. The plan was established as part of Mr. Smith’s individual long-term strategy for asset diversification and liquidity. The plan is scheduled to terminate on March 31, 2011 or when all of the shares have been sold, if sooner.
     The plan was adopted in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding stock transactions. The transactions under the plan will be disclosed publicly with the Securities and Exchange Commission as required by applicable securities laws.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH MICRO SOFTWARE, INC.
(Registrant)
September 21, 2010	By:	/s/ Andrew C. Schmidt
Date		Name:	Andrew C. Schmidt
		Title:	Chief Financial Officer

2